EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                        TRI-COUNTY FINANCIAL CORPORATION
                    COMPLETES ITS PRIVATE PLACEMENT OFFERING


WALDORF, MARYLAND, DECEMBER 4, 2007 -- Tri-County Financial Corporation (OTCBB:
TCFC) (the "Company") completed its private placement offering today in which it sold 249,371 shares of its common stock, par value $0.01 per share, at $26.25 per share, for aggregate proceeds of $6,545,988.75. The shares were sold by the members of the Company's Board of Directors. No selling commissions or other form of compensation were paid to any party in connection with the sale of shares. The proceeds of the offering are expected to be distributed to Community Bank of Tri-County to support its growth.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and eight branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick and California, Maryland.

Contact: Michael L. Middleton
         President and Chief Executive Officer
         (888) 745-2265